UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported): December 14, 2005

ZIOPHARM Oncology, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-32353	84-1475642
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1180 Avenue of the Americas, 19th Floor
New York, NY 10036
(Address of principal executive offices) (Zip Code)

(646) 214-0700
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

At a meeting of the Registrant’s Board of Directors (the “Board”) held December 14, 2005, the Board approved the payment of a discretionary bonus in the amount of $25,000 to be paid to Richard Bagley, the Registrant’s President and Chief Operating Officer, in respect of Mr. Bagley’s service to the Registrant during 2005. Such bonus will be paid on December 30, 2005.

At the December 14, 2005 Board meeting, the Board also approved (i) an increase, from $3,000 to $5,000, in the quarterly cash retainer paid in arrears to the Registrant’s non-employee directors, and (ii) payments of $1,000 to each non-employee director serving on the Registrant’s audit committee, compensation committee and nominating committee for each committee meeting attended by such director.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZIOPHARM Oncology, Inc.: (Registrant)

Date: December 20, 2005	By:	/s/ Richard E. Bagley
RICHARD E. BAGLEY, President and Chief Operating Officer